EXHIBIT 99.1

News Release

For Further Information:

At the Company:
Jeffrey L. Wright, Chief Financial Officer
Glenn L. Stolt, Treasurer
(952) 912-5500

FOR IMMEDIATE RELEASE
FRIDAY, MAY 31, 2002

G&K SERVICES APPOINTS ERNST & YOUNG LLP
AS NEW INDEPENDENT AUDITOR

MINNEAPOLIS, MN, May 31, 2002 – G&K Services, Inc. (NASDAQ: GKSRA), one of North America’s market leaders in corporate identity apparel programs and facility services, today announced its board of directors has appointed Ernst & Young LLP as the company’s independent auditor for the year ending June 29, 2002.

The appointment of Ernst &Young LLP was made after careful consideration by the board of directors, its audit committee and the management of the company and concludes an extensive evaluation process. Ernst & Young LLP replaces Arthur Andersen LLP as the company’s independent auditors. The decision to change auditors was not the result of any disagreement between the company and Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure. Arthur Andersen has provided excellent service with a high degree of professionalism, and G&K has valued its relationship with Arthur Andersen over the past 26 years.

About G&K Services, Inc.
 Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 140,000 customers.

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